Exhibit 4.1(b)

EXECUTION VERSION

SUPPLEMENTAL INDENTURE

This SUPPLEMENTAL INDENTURE, dated as of December 14, 2010 (this “Supplemental Indenture”), is entered into by and among WireCo WorldGroup Inc. (the “Company”), the guarantors identified herein as parties, and U.S. Bank National Association, as Trustee (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Company and the existing Guarantors have heretofore executed and delivered to the Trustee an Indenture, dated as of May 19, 2010 (as amended, supplemented or otherwise modified in accordance with its terms, the “Indenture”), providing for the issuance of 9.5% Senior Notes due 2017, in aggregate principal amount of $275,000,000 (the “Notes”);

WHEREAS WRCA Portugal Sociedade Unipessoal LDA (“WRCA Portugal”), a company organized and incorporated under the laws of Portugal and indirect subsidiary of Cayman Holdco, was incorporated on September 28, 2010;

WHEREAS upon effectiveness of the incorporation of WRCA Portugal became a Restricted Subsidiary of an Affiliate Guarantor;

WHEREAS the capital stock of WIRECO WORLDGROUP PORTUGAL HOLDINGS, SGPS, S.A. (“WIRECO Portugal”) (formerly known as Luis Oliveira SÁ – SGPS, S.A.), a company organized and incorporated under the laws of Portugal, was acquired by WRCA Portugal on November 16, 2010;

WHEREAS upon effectiveness of the acquisition of the capital stock of (“WIRECO Portugal”) by WRCA Portugal, WIRECO Portugal became a Restricted Subsidiary of an Affiliate Guarantor;

WHEREAS WIRECO Portugal owns 90% of the share capital and 100% of the share voting capital of MANUEL RODRIGUES DE OLIVEIRA SÁ & FILHOS, S.A. (“CORDOARIA OS”) (the remaining 10% of its share capital being held by CORDOARIA OS itself), a company organized and incorporated under the laws of Portugal;

WHEREAS upon effectiveness of the acquisition by WRCA Portugal of the capital stock of WIRECO Portugal, WRCA Portugal indirectly acquired CORDOARIA OS, which became a Restricted Subsidiary of an Affiliate Guarantor;

WHEREAS CORDOARIA OS owns 100% of the capital of ALBINO, MAIA & SANTOS, Limitada, a company organized and incorporated under the laws of Portugal;

WHEREAS upon effectiveness of the acquisition by WRCA Portugal of the capital stock of WIRECO Portugal, WRCA Portugal indirectly acquired ALBINO, MAIA & SANTOS, Limitada, which became a Restricted Subsidiary of an Affiliate Guarantor;

WHEREAS CORDOARIA OS owns 100% of the capital of CABOS & LINGAS – Sociedade Portuguesa de Comércio , Limitada, a company organized and incorporated under the laws of Portugal;

WHEREAS upon effectiveness of the acquisition by WRCA Portugal of the capital stock of WIRECO Portugal, WRCA Portugal indirectly acquired CABOS & LINGAS – Sociedade Portuguesa de Comércio, Limitada which became a Restricted Subsidiary of an Affiliate Guarantor;

WHEREAS CORDOARIA OS owns 100% of the capital of OLIVEIRA HOLLAND B.V., a company organized and incorporated under the laws of the Netherlands;

WHEREAS upon effectiveness of the acquisition by WRCA Portugal of the capital stock of WIRECO Portugal, WRCA Portugal indirectly acquired OLIVEIRA HOLLAND B.V., which became a Restricted Subsidiary of an Affiliate Guarantor;

WHEREAS Section 4.18 of the Indenture provides, in part, that if any Affiliate Guarantor acquires or creates a Restricted Subsidiary after the Issue Date, such Subsidiary shall become an Affiliate Guarantor;

WHEREAS Section 8.01 of the Indenture provides that without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement the Indenture, the Notes or the Notes Guarantees to allow any Guarantor to execute a supplemental indenture and/or Note Guarantee with respect to the Notes;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Indenture.

2. Agreement to Guarantee. The New Guarantors hereby agree, jointly and severally with all existing Guarantors, to unconditionally guarantee the Company’s obligations under the Securities on the terms and subject to the conditions set forth in Article Ten of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a Guarantor under the Indenture; provided that the guarantee and indemnity obligations of any New Guarantor organized under the laws of Portugal and the laws of the Netherlands under the Indenture shall be deemed not to be undertaken or incurred by such New Guarantor to the extent that the same would constitute unlawful financial assistance within the meaning of Article 322 of the Portuguese Companies Code and Section 2:207c of the Dutch Civil Code or would cause the principles of corporate (financial) benefit to be transgressed, and the provisions of the Indenture shall in respect of such New Guarantor be construed accordingly.

3. Notices. All notices or other communications to the New Guarantors shall be given as provided in Section 11.02 of the Indenture.

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4. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, as of the day and year first written above.

WIRECO WORLDGROUP INC.

By:	/s/ Ira Glazer
Name: Ira Glazer
Title: President and CEO

THE NEW GUARANTORS:

WRCA PORTUGAL - SOCIEDADE UNIPESSOAL LDA.

By:	/s/ Ira Leslie Glazer

Name:	Ira Leslie Glazer
Title:	Manager

Address: c/o WireCo WorldGroup Inc.
12200 NW Ambassador Drive
Kansas City, Missouri 64163-1244
Attention: Chief Financial Officer
Telephone: (816) 270-4905

WIRECO WORLDGROUP PORTUGAL HOLDINGS, SGPS, S.A.

By:	/s/ Ira Leslie Glazer

Name:	Ira Leslie Glazer
Title:	President

Address: c/o WireCo WorldGroup Inc.
12200 NW Ambassador Drive
Kansas City, Missouri 64163-1244
Attention: Chief Financial Officer Telephone: (816) 270-4905

[Signature Page to WRCA Portugal Supplemental Indenture]

MANUEL RODRIGUES DE OLIVEIRA SÁ & FILHOS, S.A.

By:	/s/ Ira Leslie Glazer

Name:	Ira Leslie Glazer
Title:	President

Address: c/o WireCo WorldGroup Inc.
12200 NW Ambassador Drive
Kansas City, Missouri 64163-1244
Attention: Chief Financial Officer
Telephone: (816) 270-4905

ALBINO, MAIA & SANTOS, LDA.

By:	/s/ Ira Leslie Glazer

Name:	Ira Leslie Glazer
Title:	President

Address: c/o WireCo WorldGroup Inc.
12200 NW Ambassador Drive
Kansas City, Missouri 64163-1244
Attention: Chief Financial Officer
Telephone: (816) 270-4905

CABOS & LINGAS – SOCIEDADE PORTUGUESA DE COMÉRCIO, LDA.

By:	/s/ Ira Leslie Glazer

Name:	Ira Leslie Glazer
Title:	President

Address: c/o WireCo WorldGroup Inc.
12200 NW Ambassador Drive
Kansas City, Missouri 64163-1244
Attention: Chief Financial Officer Telephone: (816) 270-4905

[Signature Page to WRCA Portugal Supplemental Indenture]

OLIVEIRA HOLLAND B.V.

By:	/s/ Ira Leslie Glazer

Name:	Ira Leslie Glazer
Title:	Authorized Signatory

Address: c/o WireCo WorldGroup Inc.
12200 NW Ambassador Drive
Kansas City, Missouri 64163-1244
Attention: Chief Financial Officer
Telephone: (816) 270-4905

U.S. BANK NATIONAL ASSOCIATION,
As Trustee

By:	/s/ John J. Doherty

Name: John J. Doherty
Title: Vice President

[Signature Page to WRCA Portugal Supplemental Indenture]